Exhibit A

NORTHERN LIGHTS FUND TRUST III CLASS A

MASTER DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

Date Last Amended: August 28, 2014

Fund Name	Maximum Authorized Rate	Currently Approved Rate	Distributor
Even Keel Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Even Keel Opportunities Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Even Keel Traveler Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Even Keel Explorer Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Footprints Discover Value Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Developed Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Emerging Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Equity Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Currency Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Persimmon Long/Short Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Pinnacle Tactical Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Taylor Xplor Managed Futures Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Tactical Asset Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
The Covered Bridge Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Teton Valley Fund	0.25%	0.25%	Northern Lights Distributors, LLC
RESQ Absolute Income Fund	0.40%	0.40%	Northern Lights Distributors, LLC
RESQ Absolute Equity Fund	0.40%	0.40%	Northern Lights Distributors, LLC
Cane Alternative Strategies Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Cozad Small Cap Value Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Risk Managed Global Sectors Fund	0.25%	0.25%	Northern Lights Distributors, LLC

HCM Tactical Growth Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US II Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Counterpoint Tactical Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Total Return Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Multi-Asset Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC

Acknowledged and Approved by:
Northern Lights Fund Trust III:		Northern Lights Distributors, LLC:

By:	/s/ Andrew Rogers	By:	/s/ Brian Nielsen
	Andrew Rogers, President		Brian Nielsen, Chief Executive Officer